Exhibit 10.5

RULES OF THE VIRGIN MEDIA SHARESAVE PLAN

(Approved by the HM Revenue & Customs under Schedule 3, Income Tax (Earnings and Pensions) Act 2003 on 28 March 2008 under HM Revenue & Customs reference: SRS 102712)

1.  DEFINITIONS AND INTERPRETATION

1.1  The words and expressions set out below shall have the meanings specified against them:-

“Associated Company”	shall mean an associated company as defined in Section 416(1) of the Taxes Act with the omission of the words “or at any time within one year previously”;

“the Auditors”	the auditors for the time being of the Company or if there are joint auditors such one as the Board shall select acting as experts and not as arbitrators;

“the Board”	the board of directors of the Company for the time being or a duly authorised committee thereof;

“the Bonus Date”

(i) the earliest date on which the maximum bonus is payable (where pursuant to Rules 2 and 3 the repayment under the Relevant Savings Contract is taken as including the maximum bonus) or (ii) in any other case the earliest date on which a bonus (“the Standard Bonus”) is payable under the Relevant Savings Contract;

“the Company”	Virgin Media Incorporated;

“control”	control as defined in Section 840 of the Taxes Act;

“Date of Adoption”	21 February 2008;

“Date of Grant”	in relation to an Option means the date on which the Option is granted;

“the due date”	the due date referred to in Rule 5.1 for repayment to be made under a Relevant Savings Contract;

“Employee”	an individual who is a full-time director or an employee of any company within the Group;

“Eligible Employee”	(a) an Employee:-

(i)  who has been in the continuous service of a company (currently within the Group) for not less than such period of time (not exceeding five years) as may be determined by the Board prior to the relevant date of grant in accordance with Rule 2); and

(ii) whose remuneration is subject to United Kingdom income tax under Section 15 of ITEPA; and

(iii) who is ordinarily resident;

(b) any other Employee whom the Board shall have determined shall be eligible to participate in the Plan;

Provided that no person shall be an Eligible Employee in any year of assessment if he is ineligible to participate in the Plan by virtue of paragraph 11 of Schedule 3 to ITEPA;

“Exercise Price”	the amount payable per Share on the exercise of an Option which amount shall be determined by the Board but shall not be less than the greater of:-

(a) 80% of the Market Price on the day on which the Board makes the relevant invitation under Rule 2.1; and

(b) (in the case of an Option to Subscribe) the nominal value of a Share;

“Financial Services Authority”	the Financial Services Authority or any body with responsibility under legislation replacing the Financial Services and Markets Act 2000 for carrying out regulatory action;

“Form of Application”	a form of application for the grant of an Option in such form as the Company may from time to time require;

“the Group”	the Company and any Subsidiary which the Board determines from time to time shall participate in the Plan and the term “Group Company” shall be construed accordingly;

“ITEPA”	Income Tax (Earnings and Pensions) Act 2003;

“London Stock Exchange”	the London Stock Exchange plc;

“Market Price”

on any day where the Shares are not listed on the London Stock Exchange or dealings in the Shares have been suspended for any reason the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Plan HM Revenue & Customs Shares and Assets Valuation; and on any day when the Shares are listed on the London Stock Exchange and dealings in the Shares are not suspended the middle market quotation of a Share derived from the London Stock Exchange Daily Official List;

“Official List”	the list maintained by the UK Listing Authority in accordance with section 74(5) of the Financial

Services and Markets Act 2000 (The Official List) for the purposes of Part VI of the Financial Services and Markets Act 2000 (Official Listing);

“Option”	an option to acquire Shares granted pursuant to the Plan;

“Option Certificate”	the certificate issued pursuant to Rule 2.5;

“Option Holder”	a person to whom an Option has been granted under the Plan or, where appropriate, the personal representatives of such a person;

“Option to Subscribe”	means an Option that confers a right to subscribe for new Shares pursuant to the Plan;

“the Plan”	the Virgin Media Sharesave Plan;

“Relevant Savings Contract”

a certified contractual savings scheme within the meaning of Section 326 of the Taxes Act and approved by the Board of HM Revenue & Customs for the purposes of Schedule 3 to ITEPA which has been entered into in connection with the granting of options to acquire shares under any share option scheme approved under Schedule 3 to ITEPA (including the Plan);

“Shares”	means fully paid ordinary non-redeemable shares of common stock in the capital of the Company which satisfy the conditions specified in paragraphs 18-22 (inclusive) of Schedule 3 to ITEPA;

“Subsidiary”

a company wheresoever incorporated which is for the time being under the control of the Company provided always that such company would fall within the definition of a subsidiary under section 736 of the Companies Act 1985 (or, with effect from 1 October 2009, section 1159 of the Companies Act 2006); and

“Taxes Act”	Income and Corporation Taxes Act 1988.

1.2  References in the Plan to a statute or a statutory provision shall include any modification re-enactment or extension thereof.

1.3  References to the masculine will include the feminine (and vice versa) and words denoting the singular shall include the plural (and vice versa).

2.  GRANT OF OPTIONS

2.1  The Board having determined the number of Shares (if any) over which it is prepared to grant Options may invite each and every Eligible Employee to apply for an Option to acquire at the Exercise Price up to such number of Shares as the Board may specify in the invitation and as may be permitted in accordance with Rules 3 and 4.  Invitations may be issued at any time provided that invitations may only be issued on or after the date on which the Plan is first approved by the HM Revenue & Customs.

2.2  An invitation shall lapse unless within such period as the Board may specify in the invitation (such period being not less than 14 days after the date on which the invitation is made):-

2.2.1  the Company shall have received a duly completed Form of Application from the Employee which shall (subject to Rule 3.1) state, inter alia, whether for the purpose of determining the number of Shares over which an Option is to be granted the repayment under the Relevant Savings Contract is to be taken as including the maximum bonus or the Standard Bonus; and

2.2.2  the Employee shall have applied to enter into a Relevant Savings Contract complying with Rule 3.1 and shall have lodged such application with the Company.

2.3 The Board shall in respect of each occasion when invitations to apply for Options are made appoint a date to be the Date of Grant for that occasion which shall not be later than 30 days following the first day by reference to which the Market Price for the relevant invitations was determined except where applications are scaled down in accordance with Rule 4.3 when it shall not be later than 42 days following such day.

2.4 Subject to Rules 3 and 4, on each Date of Grant the Board shall accept the applications of, and thereby grant Options to, those Eligible Employees who have satisfied the requirements of Rule 2.2 and who are Eligible Employees on that date.  Unless the Board determines otherwise, each application shall be deemed to be for an Option over the largest whole number of Shares that can be bought at the US dollar Exercise Price with the expected repayment under the related Relevant Savings Contract at the appropriate Bonus Date following the conversion of the repayment into US dollars.

2.5 As soon as practicable following the Date of Grant the Board shall issue to each Option Holder an Option Certificate in such form as the Board shall prescribe but stating:-

2.5.1 the Date of Grant of the Option;

2.5.2 the expected number of Shares subject to Option being (unless the Board determines otherwise) such number of Shares as the repayment under the Relevant Savings Contract can acquire following conversion of the repayment into US dollars;

2.5.3 the Exercise Price in respect of those Shares;

2.5.4 the earliest date of exercise in normal circumstances; and

2.5.5 a statement stating that the Option is personal to the Option Holder and unless specifically provided in the Plan rules, cannot be transferred, assigned, mortgaged, charged or otherwise disposed of and shall immediately become void and be of no effect in the event of the bankruptcy of the Option Holder.

3.  CONDITIONS ATTACHING TO THE GRANT OF OPTIONS

3.1  Each Eligible Employee who wishes to apply for an Option shall first complete an application to enter into a Relevant Savings Contract under which the amount of the repayments (which at the discretion of the Company include the Standard Bonus, or the maximum bonus as the Company may permit and the Eligible Employee shall have chosen) shall on the due date as nearly as practicable equal but not exceed the aggregate of the Exercise Price for the Shares comprised in the Option.

3.2  An Option shall be personal to the Option Holder and may not, save as herein otherwise specifically provided, be transferred, assigned, mortgaged, charged or otherwise disposed of and shall immediately become void and of no effect in the event of the bankruptcy of the Option Holder.

3.3  The Company shall have the power from time to time to determine with which savings institution Eligible Employees may enter into Relevant Savings Contracts for the purpose of accumulating funds to pay the exercise price of Options.

4.  LIMIT ON OPTIONS

4.1  No Option may be granted to an Eligible Employee which would result in the aggregate Exercise Prices of Shares comprised in outstanding Options granted to him under the Plan exceeding the maximum amount repayable (inclusive of any Standard Bonus applied under the Plan) on the respective due dates to the Employee under all his Relevant Savings Contracts.

4.2  No Employee shall make monthly contributions under Relevant Savings Contracts exceeding, in aggregate, £250 or such lesser amount as the Board may decide.  The monthly savings contributions shall not be less than £5 (or such greater amount as the Board may specify not to exceed £10 per month) and shall be a multiple of £1 per month.

4.3  If pursuant to any invitation made under Rule 2.1 valid applications are received for Options over more Shares than the aggregate number for which applications were invited (or the limits referred to above are exceeded) the Board shall scale down applications by carrying out any of the following steps in the order that they deem appropriate to the extent necessary to eliminate the excess:-

4.3.1  each application where the applicant has elected to apply the maximum bonus under the Relevant Savings Contract shall be treated as an application to apply the Standard Bonus;

4.3.2  each application shall be treated as exclusive of any bonus;

4.3.3  the contributions which each applicant has applied to make under the Relevant Savings Contract (and the number of Shares comprised in the Option) shall be scaled down above whatever figure the Board may determine, as nearly as possible proportionately (contributions rounded to the nearest multiple of £1 per month), provided that in no case shall the monthly contributions be reduced below £5 per month;

4.3.4  each application where the applicant has applied for one type of Relevant Savings Contract shall be treated as an application for a Relevant Savings Contract of shorter duration; and

4.3.5  applications will be selected by lot each based on monthly contributions of £5 and exclusive of any bonus.

4.4  Each application shall be deemed to be modified or withdrawn in accordance with the foregoing and the Board shall grant Options accordingly.

5.  EXERCISE OF OPTIONS

5.1  Subject to the provisions of Rules 6, 7 and 8 an Option may only be exercised within the six months commencing on the due date for repayment under the Option Holder’s Relevant Savings Contract.  Where an Option Holder has elected to receive the maximum bonus (and Rule 4.3.1 has not been applied to reduce such bonus to the Standard Bonus) the due date shall be the earliest date on which the maximum bonus is payable.  Where an Option Holder has elected to receive the Standard Bonus the due date shall be the earliest date on which the Standard Bonus is payable.

5.2  An Option shall be exercised by notice in writing (in the form prescribed by the Company provided, however, that the Board may at its discretion accept a notice of exercise in any other form which is unambiguous and substantially equivalent thereto) given by the Option Holder to the Board in respect of all or some of the Shares comprised in the Option and such notice shall be accompanied by the relevant Option Certificate and a remittance for the aggregate of the Exercise Prices payable, such payment to be made only out of the proceeds of the Relevant Savings Contract.  No Option may be exercised in respect of a number of Shares the aggregate of the Exercise Prices for which exceeds the amount (including any bonus and/or interest) repaid under the Relevant Savings Contract.  Any repayment under the Relevant Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls more than one month after the date on which repayment is made.

5.3  As soon as reasonably practicable and within 30 days of the receipt of notice of exercise of an Option and of the Option Certificate and the appropriate payment the Board shall procure that the Option Holder acquires the Shares in respect of which the Option has been validly exercised by either (i) allotting or procuring the allotment of Shares or (ii) transferring or procuring the transfer of Shares to the Option Holder and the Board shall issue a definitive certificate in respect of the Shares allotted or transferred (or such other evidence of allotment or issue as may be prescribed by the Board where such allotment and issue is by means of a relevant system, as defined in Regulation 2(1) of the Uncertificated Securities Regulations 1995).  Save for any rights determined by reference to a date preceding the date of allotment, any Shares issued on the exercise of an Option shall rank equally with the other fully-paid Shares in issue at the date of allotment.  When an Option is exercised only in part it shall lapse to the extent of the unexercised balance.

5.4  If an Option Holder obtains repayment of his contributions under a Relevant Savings Contract prior to the due date, the relevant Option shall thereupon lapse unless such Option is exercisable at the time of such repayment under Rule 6 or 7.

6.  RIGHTS TO EXERCISE OPTIONS

6.1  Save as provided in this Rule 6 an Option shall lapse if the participant misses more than six monthly contributions under the Relevant Savings Contract or forthwith upon the Option Holder ceasing to be an Employee or, on the date of receipt by the body administering the Relevant Savings Contract of a repayment notice requesting repayment prior to the due date provided that such Option is not then capable of being exercised.  No Option may be exercised by any person who is (or by the personal representatives of a person who at the date of his death was) precluded from participating in the Plan by paragraph 11 of Schedule 3 to ITEPA.

6.2  For the purposes of these Rules, where an Option Holder ceases to be an Employee because his employment is terminated by his employer without notice or where he terminates his employment with or without notice, his employment shall be deemed to cease on the date on which the termination takes effect or, if earlier, the date of giving such notice.  If the Option Holder’s employment is terminated by his employer with notice his employment shall be deemed to cease on the date when such notice expires and where the employer makes a payment which is expressed to be in lieu of such notice the Option Holder’s employment shall be deemed to cease when such payment is made.

6.3  Where the holder of an unexercised Option ceases to be an Employee by reason of his death prior to the due date, the Option may be exercised by his personal representatives within twelve months of the date of death but shall lapse if it has not been exercised at the end of such period.  Where the holder of an unexercised Option dies on or within 6 months after the due date the Option must be exercised (if at all) by his personal representatives within 12 months of the said due date.

6.4  Where the holder of an unexercised Option ceases to be an Employee by reason of:-

6.4.1  injury, disability, or redundancy (within the meaning of the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996); or

6.4.2  retirement either on reaching 65 years of age (which shall be the specified age for the purposes of paragraph 31 of Schedule 3 to ITEPA) or at any other age at which he is bound to retire in accordance with the terms of his contract of employment; or

6.4.3  a company ceasing to be under the control of the Company, or a business or a part of a business being transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has control any such Option must be exercised (if at all) within six months of his so ceasing or, if earlier, within six months after the due date, but (subject to Rule 6.7) shall lapse if it has not been exercised at the end of such period.

6.5  Where the holder of an unexercised Option ceases to be an Employee after the expiry of a period of three years from the relevant Date of Grant by reason of retirement with the consent of the Company before the age at which he is bound to retire in accordance with the terms of his contract of employment he may exercise any such Option within six months of the date of his so ceasing or, if earlier, within six months after the due date.

6.6  An Option Holder who continues to hold the office or employment by virtue of which he is eligible to participate in the Plan after the date on which he reaches 65 years of age may exercise his Option or Options within six months after that date or, if earlier, within six months after the due date.

6.7  If at the due date the holder of an unexercised Option has ceased to be an Employee but holds an office or employment in a company which is at the due date:-

6.7.1  an Associated Company; or

6.7.2  a company which is controlled by the Company

then any such Option may be exercised (if at all) within six months of the due date, but shall lapse if it has not been exercised at the end of the such period.

6.8  No person shall be treated for the purposes of this Rule 6 as ceasing to be an Employee until he ceases to hold an office or employment in the Company or in any Associated Company or company of which the Company has control.

7.  CHANGES IN CONTROL

7.1  Subject to Rule 7.2 if in connection with or as a result of a general offer to shareholders in the Company (or any of them) to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company or to acquire all the Shares, the Company shall come under the control of another person any Option may be exercised at any time within the period of six months from such change of control taking place and, if it is not so exercised during this period it shall cease to be exercisable at the expiration thereof and if it is not capable of being exchanged pursuant to Rule 8 it shall lapse at the expiration thereof.

7.2  If under Sections 974 to 991 of the Companies Act 2006 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986, or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof any person becomes bound or entitled to acquire shares of a class over which the Options have been granted the Board shall forthwith notify every Option Holder and Options may be exercised within one month of such notification, but to the extent than any Option is not so exercised within such period it shall cease to be exercisable at the expiration thereof and if it is not capable of being exchanged pursuant to Rule 8 it shall lapse on the expiration thereof.

7.3  If under Sections 895 to 901 of the Companies Act 2006 or Article 418 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Option may be exercised between the date on which the Court sanctions such a compromise or arrangement (the “Sanction Date”) and the record date to determine the Shares in respect of which such compromise or arrangement becomes effective (or if such date would be on or before the Sanction Date the record date in relation to which such compromise or arrangement becomes effective) or within the period of six months of the Court sanctioning the compromise or arrangement, if this period expires earlier.  Options shall not be exercisable after the said record date and if not capable of being exchanged pursuant to Rule 8 shall lapse on the expiration thereof.

7.4  If notice is duly given to members of a resolution for the voluntary winding-up of the Company Options granted under the Plan may be exercised within six months of the passing of the resolution.  Subject thereto all Options shall lapse on the passing of a resolution to wind-up the Company.

7.5  Except as provided in Rule 6.3 no Option shall be capable of being exercised later than six months after the due date.

7.6  For the purposes of this Rule 7 and Rule 8, a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

7.7  Where an Option is capable of being exchanged pursuant to Rule 8 but is not exchanged pursuant to Rule 8 the Option shall lapse at the end of the relevant period specified in Rule 8.2.

8.  OPTIONS EXCHANGE

8.1  If any company (hereafter “the Acquiring Company”):-

8.1.1                     obtains control of the Company as a result of either:-

8.1.1.1           a general offer to acquire the whole of the ordinary share capital (other than the shares which the Acquiring Company already holds) which is made on condition such that if it is satisfied the person making the Offer will have control of the Company; or

8.1.1.2           a general offer to acquire all the shares in the Company of the same class of the shares (other than Shares which the Acquiring Company already holds);or

8.1.2  becomes bound or entitled to acquire shares in the Company under Sections 974 to 991 of the Companies Act 2006 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof; or

8.1.3  obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Sections 895 to 901 of the Companies Act 2006 or Articles 421 to 423 of the Companies (Northern Ireland) Order 1986 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof, the Option Holder may, by agreement with the Acquiring Company, within the periods set out in Rule 8.2 below (and where more than one of such periods shall apply to the same circumstances, within such one of the said periods as the Acquiring Company shall stipulate) release (the “Release”) his Options (the “Old Options”) in consideration of the grant to him of options over shares in the Acquiring Company or in another company within paragraph 38 of Schedule 3 to ITEPA (“New Options”).

8.2  The periods referred to in Rule 8.1 are as follows:-

8.2.1  in a case falling within Rule 8.1.1, the period of six months beginning with the time when the Acquiring Company has obtained control of the Company and any condition subject to which the offer is made is satisfied or waived; and

8.2.2  in a case falling within Rule 8.1.2, the period during which the Acquiring Company remains bound or entitled as mentioned in Rule 8.1.2; and

8.2.3  in a case falling within Rule 8.1.3, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

8.3  The grant of New Options may only take place on the following conditions:-

8.3.1  the shares over which the New Options are granted (the “New Scheme Shares”) comply with the provisions relating to scheme shares contained in paragraphs 18 to 22 inclusive of Schedule 3 of ITEPA;

8.3.2  the total market value, immediately before the Release, of the Shares which were subject to the Old Options is equal to the total market value, immediately after the grant of the New Scheme Shares in respect of which the New Options are granted to the Option Holder;

8.3.3  the total amount payable by the Option Holder for the acquisition of New Scheme Shares on complete exercise of the New Options is equal to the total amount that would have been payable for the acquisition of shares on complete exercise of the Old Options; and

8.3.4  the New Options are otherwise identical in terms to the Old Options.

8.4  The New Options shall, for all the other purposes of this Plan be treated as having been acquired at the same time as the Old Options were or were treated as acquired and “Date of Grant” shall be construed accordingly.

8.5  Any agreement between the Acquiring Company and the Option Holder relating to the Release will be on terms that HM Revenue & Customs shall have previously approved and that the conditions set out in Rule 8.3 above shall have been satisfied in relation thereto with the result that the New Options are treated in accordance with paragraph 39(5) of Schedule 3 to ITEPA, this Plan, and the subsequent application of the provisions of this Plan to the New Options, as if such New Options had been granted at the same time as the Old Options.

8.6  Where the Option Holder releases his Options under Rule 8.1, the New Options granted to him on that Release shall not lapse, and nor shall the Option Holder be entitled to exercise the New Options early under Rule 7, solely by virtue of the circumstances which entitled the Option Holder to effect the Release.

8.7  Where any New Options are granted pursuant to Rule 8.1 the provisions of this Plan shall be read and construed as if:-

8.7.1                                        references to ‘the Company’ in Rules 5, 6, 7, 8, 9 and 10 were references to the company in respect of whose shares the new rights are granted;

8.7.2                                        references to ‘Shares’ in Rules 4, 5, 6, 7, 8, 9 and 10 were references to the New Scheme Shares;

8.7.3                                        references to ‘Option Holder’ in Rules 5, 6, 7, 8, 9 and 10 were references to the persons to whom such rights are granted; and

8.7.4                                        references to ‘ordinary share capital’ in Rules 7, 8 and 9 were references to the ordinary share capital of such company.

9.  ADJUSTMENT OF OPTION TERMS

9.1  With the prior approval of HM Revenue & Customs (while the Plan is to remain approved) the number of Shares that are the subject of an Option and/or the Exercise Price in respect thereof may be adjusted in such manner as the Auditors confirm in writing to be in their opinion fair and reasonable upon the occurrence of any capitalisation issue or offer by way of rights (including an open offer) or upon any sub-division, reduction or consolidation or other variation of the capital of the Company after the date on which the Option is granted provided that the Exercise Price payable on the exercise of an Option to subscribe for Shares shall not be less than a sum equal to the nominal value of a Share.

9.2  If as a result of any issue the Exercise Price under any Option to subscribe for Shares would (but for the proviso contained in Rule 9.1) fall below the nominal value of a Share the Company may, to the extent it is lawful so to do, upon exercise of such Option capitalise reserves to be applied in paying up additional Shares to be allotted to the Option Holder to bring about a full equitable adjustment hereunder.

10.  GENERAL

10.1  The Company shall keep available a sufficient number of unissued Shares and/or have the agreement of other shareholders of the Company to transfer sufficient numbers of the Shares held by them to satisfy the exercise in full of all Options which the Company is liable to satisfy and which for the time being remain capable of being exercised.

10.2  By participating in the Plan the Option Holder accepts that the rights and obligations under the Plan do not form part of the Option Holder’s terms and conditions of employment with the Company or any Subsidiary and the rights and obligations which the Option Holder and the Company or any Subsidiary owe to each other in relation to the Option Holder’s employment will not be affected by participation in the Plan.

10.3  In particular (but without limiting the generality of the Rule 10.2 ) any Option Holder whose employment contract is terminated for whatever reason (including, for the avoidance of doubt, where the contract is terminated by the Company or any Subsidiary in breach of contract) shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed or for the lapse of any right to an Option whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and by participating in the Plan, the Option Holder irrevocably waives any such right.

10.4  Any Options will not count as pay or remuneration when calculating salary related benefits (including pension).

10.5  No term in this Agreement is enforceable under the Contract (Rights of Third Parties) Act 1999 but this does not affect any rights or remedy of a third party which exists or is available apart from the Act.

10.6  Any notice in writing to be given to any Option Holder under the Plan shall be sufficiently given if sent through the post in a prepaid cover addressed to him at his address last known to the Company.  An Option Holder shall notify the Company in writing of any change of address.  Any notice in writing to be given to the Company shall be properly given if sent to or left at the registered office of the Company, addressed for the attention of the Company Secretary.

10.7  If any matter arises in connection with the Plan or its operation for which provision is not made in these Rules such matter shall be resolved, dealt with or provided for in such manner as the Board shall in its absolute discretion think fit.

10.8  The Plan and the rights and obligations of the Company shall be governed by and construed in accordance with the laws of the State of Delaware provided that nothing contained in this Rule shall be taken to have limited the right of the Company to proceed in the courts of any competent jurisdiction.

11.  MODIFICATIONS TO PLAN

11.1  The Board may from time to time make alterations to these Rules provided always that:

11.1.1  no alteration of a key feature shall have effect until approved by the Board of HM Revenue & Customs (where the Plan is to remain approved) provided that HM Revenue & Customs approval shall not be required in respect of any alteration to any schedule attached hereto.  (For this purpose a key feature is one which relates to a provision that is necessary in order to meet the requirements of Schedule 3 to ITEPA); and

11.2.2  no alteration shall be effective which would materially prejudice the interests of Option Holders in relation to Options already granted to them unless the written consent of such Option Holder has been obtained.

11.2  The Board may at any time (without prejudice to the rights of Option Holders under subsisting Options) suspend or terminate the operation of this Plan.

11.3  The Board’s decision on any matter concerning the Plan shall (subject as expressly provided to the contrary in these Rules) be final and binding.

12.  INTERNATIONAL

12.1  Notwithstanding any other provision of this Plan, the Board may from time to time amend or alter the provisions of the Plan and the terms of Options as they may in their absolute discretion consider necessary or desirable to comply with or take account of relevant overseas legal, taxation or securities laws provided that such alterations or amendments shall be made in accordance with the provisions of Rule 11.1.

12.2  Any alteration or amendment to this Plan made in pursuance of Rule 12.1 in relation to the operation of the Plan in a particular jurisdiction shall be contained in a separate Schedule in respect of the operation of the Plan in that jurisdiction to be attached hereto.

VIRGIN MEDIA

SHARESAVE PLAN

(Approved by HM Revenue & Customs under

Income Tax (Earnings and Pensions) ACT 2003

on

(Reference: SRS 102712))

as adopted on 21 February 2008

and as amended by resolutions of the

compensation committee

on 7 April 2008 and on 27 February 2009